UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ X ]    Definitive Proxy Statement

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[  ]    Soliciting Material Pursuant to ss.240.14a-12

                    TOREADOR RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Toreador Resources Corporation

Notice of 2004
Annual Meeting
of Stockholders
and Proxy Statement

Please Complete, Sign, Date
And Return Your Proxy Promptly

Thursday, May 20, 2004 10:00 a.m. Haynes and Boone, LLP 901 Main Street, 29thFloor Dallas, Texas

Toreador Resources Corporation 4809 Cole Avenue, Suite 108, Dallas, Texas 75205 (214) 559-3933 (telephone), (214) 559-3945 (facsimile)

April 23, 2004

Dear Toreador Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Toreador Resources Corporation. The meeting will be held at 10:00 a.m. on Thursday, May 20, 2004, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. Your Board of Directors and management look forward to greeting those of you able to attend in person.

•	You will find enclosed a Notice of Annual Meeting of Stockholders that identifies the proposals for your action.

•	At the meeting we will present a report on Toreador’s 2003 business results and on other matters of current interest to you.

•	You will find enclosed the 2003 Annual Report.

        Your vote is very important. The Board of Directors appreciates and encourages stockholder participation in Toreador’s affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

        On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely, /s/ John Mark McLaughlin John Mark McLaughlin Chairman of the Board of Directors

TOREADOR RESOURCES CORPORATION
4809 Cole Avenue, Suite 108
Dallas, Texas 75205
(214) 559-3933

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 20, 2004

To Our Stockholders:

        The Annual Meeting of Stockholders of Toreador Resources Corporation, a Delaware corporation will be held on Thursday, May 20, 2004, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas, for the following purposes:

•	To elect members of the Board of Directors, whose terms are described in the proxy statement;

•	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record of common stock at the close of business on April 2, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A record of Toreador’s activities is contained in the enclosed 2003 Annual Report to stockholders.

Dated: April 23, 2004

Sincerely, /s/ John Mark McLaughlin John Mark McLaughlin Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL HELP TO ENSURE A QUORUM AND SAVE TOREADOR THE EXPENSE OF FURTHER SOLICITATION.

TOREADOR RESOURCES CORPORATION

i

ii

TOREADOR RESOURCES CORPORATION
4809 Cole Avenue, Suite 108
Dallas, Texas 75205
(214) 559-3933

PROXY STATEMENT

For Annual Meeting of Stockholders To Be Held on Thursday, May 20, 2004

GENERAL

        Your proxy is being solicited by the Board of Directors of Toreador Resources Corporation for use at the Annual Meeting of Stockholders of the Company. The annual meeting will be held on Thursday May 20, 2004, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. This proxy statement and form of proxy are being sent to you on or about April 27, 2004.

        Toreador will bear the cost of soliciting proxies. We have retained Georgeson Shareholder Services, a proxy solicitation firm, to distribute broker search cards and to distribute this proxy statement, the attached form of proxy card and the 2003 Annual Report, for a fee of less than $6,000, plus certain out-of-pocket expenses. In addition, we have retained Georgeson Shareholder Services to solicit proxies for an estimated fee of $2,000, plus certain out-of-pocket expenses. Additionally, we may use our officers and employees to solicit proxies in person or by telephone, facsimile or similar means (any officers or employees soliciting proxies will not receive any extra compensation for their efforts). We may also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

Proxies

        Shares represented by a proxy in the form provided to you with this proxy statement will be voted at the annual meeting in accordance with your directions. To be valid and counted at the annual meeting you must properly sign, date and return the proxy card to us. If you do not provide any direction as to how to vote your shares, shares will be voted FOR the election of the eight nominees for directors named in the proxy card.

        Although the Board of Directors knows of no other business to come before the annual meeting, the persons named in the proxy card intend to vote on any such new matters in accordance with their best judgment. Adjournments or postponements of the annual meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Common Stock representing a majority of the vote present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by an announcement made at the annual meeting.

        You may revoke your proxy at anytime before it has been voted at the annual meeting by giving written notice of such revocation to the Secretary of Toreador, by filing with us a proxy card having a later date or by voting in person at the annual meeting.

Voting Procedures and Tabulation

        One-third of the shares of Common Stock entitled to vote, present in person at the annual meeting or represented by proxy at the annual meeting, will constitute a quorum at the annual meeting. For purposes of the quorum and the discussion below regarding the votes necessary to take the requested stockholder action, stockholders of record who are present at the annual meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the annual meeting, are considered stockholders who are present and entitled to vote and they are counted toward the quorum.

        Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified us on a proxy form or has otherwise advised us that the broker lacks voting authority. "Broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

        Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy. Votes may be cast in favor of or withheld with respect to each nominee. We will not count abstentions and broker non-votes for this purpose.

        We will appoint one or more inspectors of election to act at the annual meeting and to make a written report on the voting. Prior to the annual meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld (i) with respect to each nominee for director and (ii) with respect to each other matter as may properly come before the annual meeting or any adjournment thereof.

Voting Securities

        Our only voting security outstanding and entitled to vote at this annual meeting is our common stock, par value $.15625 per share. Only the holders of record of common stock at the close of business on April 2, 2004, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of April 2, 2004, there were 9,500,317 shares of common stock outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote. The holders of Series A and Series A-1 Convertible Preferred Stock of the Company, par value $1.00, are not entitled to vote in the election of directors. Unless the context otherwise requires, all references to "stockholders" in this proxy statement refer only to holders of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of April 21, 2004, except as otherwise indicated, the beneficial ownership of common stock and Series A and Series A-1 Convertible Preferred Stock of the Company (the only equity securities of Toreador presently outstanding) by (i) each director who has served since January 1, 2003, and each nominee for director of Toreador, (ii) each person who was known to Toreador to be the beneficial owner of more than five percent of the outstanding shares of common stock and (iii) directors and executive officers of Toreador as a group (12 persons). John Mark McLaughlin, Chairman of the Board of Directors of Toreador since April 1997, G. Thomas Graves III, President and Chief Executive Officer of Toreador since July 1998, and a director of Toreador, Douglas W. Weir, Senior Vice President-Chief Financial Officer of Toreador since February 1999, and Michael J. FitzGerald, Senior Vice President-Exploration and Operations of Toreador since December 31, 2001 are currently the only executive officers.

	Common Stock				Series A Preferred Stock
	Beneficially Owned				Beneficially Owned

	Number of		Percent of		Number of		Percent of
	Shares		Class		Shares		Class

Thomas P. Kellogg, Jr.	86,000	(1)	*		4,000	(1)	2.50	%(1)
John Mark McLaughlin	289.134	(2)	2.98	%(2)	10,000	(2)	6.25	%(2)
Edward Nathan Dane(3)	735,200	(4)	7.71	%(4)	–		–
Peter L. Falb	1,004,200	(4)	10.50	%(4)	4,000	(4)	2.50	%(4)
G. Thomas Graves III	335,000	(5)	3.42	%(5)	–		–
William I. Lee	1,737,701	(6)	17.13	%(6)	42,000	(6)	26.25	%(6)
H.R. Sanders, Jr.	69,583	(7)	*		–		–
Herbert L. Brewer	2,162,333	(8)	21.65	%(8)	–		–
David M. Brewer	2,162,333	(8)	21.65	%(8)	–		–
Joseph J. Simons(9)	156,141		1.64%		–		–
Michael J. FitzGerald	56,436	(10)	*		–		–
Douglas W. Weir	65,000	(11)	*		–		–
All directors and officers as a group (12 persons, including Messrs. Dane and Simons)	6,000,528	(12)	52.39	%(12)	60,000	(13)	37.50	%(13)
Beneficial owner of 5% or more:
Wilco Properties, Inc., 4809 Cole Ave., Suite 107, Dallas, Texas 75205	1,737,701	(6)	17.13	%(6)	42,000	(6)	26.25	%(6)
Peter L. Falb, Edward Nathan Dane, Firethorn I Limited Partnership and Dane, Falb, Stone & Co., Inc. c/o Peter L. Falb, 33 Broad Street, Boston, Massachusetts 02109	1,044,200	(4)	10.87	%(4)	4,000	(4)	2.50	%(4)
David M. Brewer and Joseph E. Griesedieck, III c/o The Madison Group, 590 Madison Avenue, 21st Floor, New York, NY 10022	2,162,333	(8)	21.65	%(8)	–		–
James R. Anderson, 1106 E. College Dr., P.O. Box 449, Marshall, MN 56298	563,400	(14)	5.63	%(14)	–		–

	Series A-1 Preferred Stock
	Beneficially Owned

	Number of		Percent of
	Shares		Class

Thomas P. Kellogg, Jr.	–		–
John Mark McLaughlin	6,000	(2)	3.75	%(2)
Edward Nathan Dane(3)	–		–
Peter L. Falb	–		–
G. Thomas Graves III	–		–
William I. Lee	51,000	(6)	31.88	%(6)
H.R. Sanders, Jr.	1,000	(7)	*
Herbert L. Brewer	20,000	(8)	12.50	%(8)
David M. Brewer	20,000	(8)	12.50	%(8)
Joseph J. Simons(9)	–		–
Michael J. FitzGerald	–		–
Douglas W. Weir	–		–
All directors and officers as a group of 12	78,000	(15)	48.75	%(15)
Beneficial owner of 5% or more:
Wilco Properties, Inc., 4809 Cole Ave., Suite 107, Dallas, Texas 75205	51,000	(6)	31.88	%(6)
Peter L. Falb, Edward Nathan Dane, Firethorn I Limited Partnership and Dane, Falb, Stone & Co., Inc. c/o Peter L. Falb, 33 Broad Street, Boston, Massachusetts 02109	–		–
David M. Brewer and Joseph E. Griesedieck, III c/o The Madison Group, 590 Madison Avenue, 21st Floor, New York, NY 10022	20,000	(8)	12.50	%(8)
James R. Anderson, 1106 E. College Dr., P.O. Box 449, Marshall, MN 56298	80,000	(14)	50.00	%(14)

*	Less than one percent

(1)	Includes 60,000 shares of common stock that such person has the right to acquire upon exercise of options within 60 days of April 21, 2004, along with 25,000 shares of common stock issuable upon the conversion of shares of Series A Convertible Preferred Stock.

(2)	Includes 105,000 shares of common stock that such person has the right to acquire upon the exercise of options within 60 days of April 21, 2004, along with 100,000 shares of common stock issuable upon the conversion of shares of Series A and Series A-1 Convertible Preferred Stock.

(3)	Mr. Dane resigned as a director effective March 18, 2004.

(4)	Messrs. Dane and Falb share voting and dispositive power with respect to 695,200 shares of common stock with Firethorn I Limited Partnership, a Massachusetts limited partnership, and Dane, Falb, Stone & Co., Inc., a Massachusetts corporation. The information regarding Messrs. Dane’s and Falb’s beneficial ownership of Toreador’s common stock is based on a Schedule 13D filed with the SEC on April 7, 1995 by the Dane Falb Persons, as amended through Amendment No. 7 thereto filed on July 30, 1998, and the Form 4s filed by Messrs. Dane and Falb through April 22, 2004. The beneficial ownership includes 25,000 shares of common stock issuable upon conversion of Mr. Falb’s 4,000 shares of Series A Convertible Preferred Stock, 244,000 shares of common stock owned directly and indirectly by Mr. Falb, and 40,000 shares of common stock that Messrs. Dane and Falb each have the right to acquire upon exercise of options within 60 days of April 21, 2004 (80,000 shares in the aggregate).

(5)	Includes 300,000 shares of common stock that Mr. Graves has the right to acquire upon exercise of currently exercisable options.

(6)	Mr. Lee and Wilco Properties, Inc. (“Wilco”) may be deemed to be acting in concert with respect to the shares of common stock. As a result, Wilco may be deemed to beneficially own 1,737,701 shares of common stock. The information regarding Mr. Lee’s and Wilco’s beneficial ownership of Toreador’s common stock is based on a Schedule 13D filed with the SEC on June 2, 1997, by Lee Global Energy Fund, L.P. as amended through Amendment No. 10 thereto filed on January 9, 2004 by Mr. Lee and Wilco, and the Form 4s filed by Mr. Lee through April 22, 2004 and includes (i) the 940,051 shares owned directly by Mr. Lee; (ii) 500,000 shares of common stock issuable to Mr. Lee upon conversion of the Series A and Series A-1 Convertible Preferred Stock; and (iii) 60,000 shares of common stock which Mr. Lee has the right to acquire upon exercise of options within 60 days of April 21, 2004. Mr. Lee may be deemed to have voting power and dispositive power over (i) 156,400 shares of common stock owned by Wilco; and (ii) 81,250 shares of common stock issuable upon conversion of Series A and Series A-1 Convertible Preferred Stock issued to Wilco.

(7)	Includes 23,333 shares of common stock which such person has the right to acquire upon exercise of options exercisable within 60 days of April 21, 2004, along with 6,250 shares of common stock with respect to which such person has the right to acquire upon conversion of shares of Series A-1 Convertible Preferred Stock. The information regarding Mr. Sanders’ ownership of common stock is disclosed in the Form 4s filed by Mr. Sanders through April 22, 2004.

(8)	Includes (i) 1,266,261 shares of common stock held directly by Mr. David Brewer, (ii) 222,610 shares of common stock held directly by Mr. Herbert Brewer, (iii) 5,000 shares of common stock held directly by Mr. Griesedieck’s children, (iv) 10,000 shares of common stock held by a profit sharing plan for Mr. David Brewer, (v) 45,733 shares held directly by JD Associates, an investment joint venture formed by Messrs. David Brewer and Griesedieck, (vi) 124,433 shares of common stock held directly by PHD Partners, L.P., a partnership indirectly controlled by Mr. David Brewer as the sole stockholder of the sole general partner of the partnership, (vii) 319,962 shares of common stock issuable upon conversion of the Second Amended and Restated Convertible Debenture issued by Madison Oil Company to PHD Partners which is convertible into Toreador common stock, (viii) 21,667 shares of common stock with respect to which Mr. David Brewer has the right to acquire upon exercise of options within 60 days of April 21, 2004, (ix) 21,667 shares of common stock with respect to which Mr. Herbert Brewer has the right to acquire upon exercise of options within 60 days of April 21, 2004; and (x) 125,000 shares of common stock which may be acquired by Mr. Herbert Brewer upon conversion of the Series A-1 Convertible Preferred Stock of which 62,500 shares are beneficially owned through the Herbert L. and Paulyne Brewer 1992 Trust. Mr. David Brewer may be deemed to have sole voting and dispositive power over 1,742,323 shares of common stock. Mr. Herbert Brewer may be deemed to have sole voting and dispositive power over 369,277 shares of common stock. Mr. Griesedieck may be deemed to have sole voting and dispositive power over 5,000 shares of common stock held by his children pursuant to the Uniform Gifts to Minors Act. Mr. Herbert Brewer and Mr. Griesedieck expressly disclaim beneficial ownership in (i) 1,266,261 shares of common stock held directly by Mr. David Brewer, (ii) 10,000 shares of common stock held by a profit sharing plan for Mr. David Brewer, (iii) 124,433 shares of common stock held directly by PHD Partners, (iv) 319,962 shares of common stock issuable upon conversion of the Second Amended and Restated Convertible Debenture and (v) 21,667 shares of common stock with respect to which Mr. David Brewer has the right to acquire upon exercise of options within 60 days of April 21, 2004. Mr. David Brewer and Mr. Griesedieck expressly disclaim beneficial ownership in (i) 222,610 shares of common stock held directly by Mr. Herbert Brewer, (ii) 21,667 shares of common stock with respect to which Mr. Herbert Brewer has the right to acquire upon exercise of options within 60 days of April 21, 2004, and (iii) 125,000 shares of common stock which may be acquired by Mr. Herbert Brewer upon conversion of the Series A-1 Convertible Preferred Stock of which 62,500 shares are beneficially owned through the Herbert L. and Paulyne Brewer 1992 Trust. Mr. David Brewer and Mr. Herbert Brewer expressly disclaim beneficial ownership in the 5,000 shares of common stock held directly by Mr. Griesedieck’s children. Mr. Herbert Brewer expressly disclaims beneficial ownership in the 45,733 shares of common stock held directly by JD Associates. The information regarding the beneficial ownership of Toreador’s common stock of Messrs. David Brewer, Herbert Brewer and Griesedieck is based on a Schedule 13D filed with the SEC on January 9, 2002, as amended by Messrs. David Brewer, Herbert Brewer and Griesedieck through April 22, 2004, the Form 4s filed by Mr. David Brewer and Mr. Herbert Brewer through April 22, 2004, and the Form 3 and Form 4 filed by Mr. Griesedieck through April 22, 2004.

(9)	Mr. Simons resigned as a director effective March 16, 2004.

(10)	Includes 33,333 shares of common stock that such person has the right to acquire beneficial ownership upon the exercise of options within 60 days of April 21, 2004.

(11)	Includes 65,000 shares of common stock that such person has the right to acquire upon exercise of the options within 60 days of April 21, 2004.

(12)	Includes (i) 770,000 shares of common stock that are subject to stock options exercisable within 60 days of April 21, 2004, by the twelve directors and executive officers (including Messrs. Dane and Simons), (ii) 4,048,066 shares of Toreador common stock owned directly and indirectly by the group of twelve, (iii) the assumed conversion of shares of Series A and Series A-1 Convertible Preferred Stock issued to Wilco, the Herbert L. and Paulyne Brewer 1992 Trust, and Messrs. Kellogg, McLaughlin, Herbert Brewer, Falb, Sanders and Lee into 81,250, 62,500, 25,000, 100,000, 62,500, 25,000, 6,250 and 500,000 shares of common stock, respectively, totaling 862,500 shares of common stock and (iv) the assumed conversion of the Second Amended and Restated Convertible Debenture issued by Madison Oil Company to PHD Partners into 319,962 shares of common stock.

(13)	Includes the 375,000 shares of Series A Convertible Preferred Stock issued to Wilco and Messrs. Kellogg, McLaughlin, Falb, and Lee.

(14)	Includes 500,000 shares of common stock issuable upon the conversion of shares of Series A-1 Convertible Preferred Stock, of which 125,000 shares are beneficially owned through the ownership of his wife Karen Anderson, along with 60,000 shares owned by his wife in which he has indirect beneficial ownership and 3,400 shares owned by his children in which he has indirect beneficial ownership.

(15)	Includes the 487,500 shares of Series A-1 Convertible Preferred Stock issued to Wilco and Messrs. McLaughlin, Herbert Brewer, Herbert L. and Paulyne Brewer 1992 Trust, Sanders and Lee.

Except as otherwise indicated above, all shares shown in the above table are owned directly and the holder thereof has sole voting and investment power with respect to such shares.

ELECTION OF DIRECTORS

General

        The Board of Directors manages Toreador’s business and affairs, exercises all corporate powers, and establishes broad corporate policies. The bylaws currently provide that the Board of Directors will consist of not less than six nor more than fifteen directors, with the actual number determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors to be elected at the annual meeting at eight.

        Directors are elected by plurality vote, and cumulative voting is not permitted. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

Nominees for Directors

        The eight nominees of the Board of Directors are named below. Each nominee has consented to serve as a director, if elected. The table below contains information regarding the nominees. All of the nominees are presently directors of Toreador and each was elected as a director at the 2003 Annual Meeting. Mr. Sanders was first elected as a director effective at the July 11, 2001 meeting of the Board of Directors. Pursuant to the terms of the merger agreement with Madison Oil Company, each of Messrs. Herbert L. Brewer and David M. Brewer was elected as a director by the Board of Directors upon the completion of the merger on December 31, 2001 with Madison Oil Company. Mr. McLaughlin was first elected as a director of Toreador in 1976. Mr. Kellogg was first elected as a director of Toreador in 1992. Messrs. Dane, Falb, Graves, and Lee were first elected as directors of Toreador in 1998.

		PRINCIPAL OCCUPATION
NOMINEE	AGE	DURING PAST FIVE YEARS

Peter L. Falb	67	Principal of Dane, Falb, Stone & Co., Inc., a Boston-based registered investment adviser since 1977; Professor of Applied Mathematics, Brown University

G. Thomas Graves III	55	President and Chief Executive Officer of Toreador since July 1998. A director of Wilco Properties, Inc., a privately held oil and gas exploration company, from June 1997 to May 2003 and President of Wilco from June 1997 to June 2002. Another director, William I. Lee is the Chairman of the Board and majority holder of Wilco. Mr. Graves served as managing partner of Lee Global Energy Fund, an investment limited partnership from October 1994 until January 2001. Until its dissolution on December 31, 2001, Lee Global Energy Fund was an affiliate of Toreador. He also served as an officer of Triton Energy Corporation (now Amerada Hess, Limited) (“Triton”), an international oil and gas exploration and production company, from 1986 to 1993.

Thomas P. Kellogg, Jr.	67	Consultant and private investor since 1992; He was a consultant for Ensign Oil & Gas, Inc. in 1990 and 1991; from 1960 to 1990, he served as Vice President of J. P. Morgan & Co., a commercial investment bank.

William I. Lee	77	Independent energy explorer and producer since 1952. In December 1992, he retired as President and Chief Executive Officer of Triton. In May 1995, he retired as Chairman and director of Triton. In 2000, he was appointed as a director of Madison Oil Company and served until he resigned on September 3, 2001. He is presently Chairman of the Board of Wilco.

John Mark McLaughlin	73	Chairman of the Board of Directors of Toreador. Since 1954, he has been and is currently an attorney in private practice in San Angelo, Texas. He is President of Double-M Ranch Ltd., a family-owned Texas limited partnership, and Chairman of the Board of Texas State Bank, San Angelo, Texas. He served as President of Toreador from April 1997 to July 1998.

H.R. Sanders, Jr.	72	Retired. He was a director of Devon Energy Corporation from 1981 through 2000, and Executive Vice President of Devon Energy Corporation from 1981 through 1997. He was a Senior Vice President of RepublicBank Dallas, N.A. from 1970 to 1981. He was a director of Triton from 1977 to 1981. He is presently a director of Continental Resources, Inc.

Herbert L. Brewer	77	He co-founded Madison Oil Company in 1993, has been a director of Madison Oil Company since 1993, and effective July 12, 2001, became the Chief Executive Officer of Madison Oil Company until Madison Oil Company merged with Toreador on December 31, 2001. Prior to becoming Chief Executive Officer of Madison, he had been retired and formerly was the chairman and CEO of Triton Europe (a wholly-owned subsidiary of Triton) and a director and Senior Vice-President of Triton, responsible for worldwide exploration.

David M. Brewer	50	He co-founded Madison Oil Company in 1993, has been a director of Madison Oil Company since 1993, and was President of Madison Oil Company from 1993 to 2000. He has been an investor and entrepreneur since 2000. Formerly, he was an attorney with the New York firm of Cravath, Swaine & Moore and with Union Pacific Corporation.

        There is no family relationship between any of the nominees or between any nominee and any executive officer of the Company, except that Mr. Herbert L. Brewer is Mr. David M. Brewer's father.

        The Board of Directors has determined that each of Messrs. Falb, Kellogg, Lee, McLaughlin and Sanders is an “independent director” pursuant to the Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has further determined that Mr. Sanders, a member of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K.

        The Board of Directors recommends a vote FOR the election of the nominees for director named above.

EXECUTIVE OFFICERS

        The executive officers of the Company consist of:

•	Mr. John Mark McLaughlin, Chairman of the Board of Directors since April 1997;

•	Mr. G. Thomas Graves III, President and Chief Executive Officer since July 1998;

•	Mr. Douglas W. Weir, Senior Vice President-Chief Financial Officer since February 1999; and

•	Mr. Michael J. FitzGerald, Senior Vice President-Exploration and Production since December 31, 2001.

        Prior to his current position, Mr. Weir, 46, was Chief Financial Officer from 1996 until June 2002 of Wilco and was Controller of Wilco from 1991 to 1995. From February 1999 until June 2002, he served as Chief Financial Officer of both Toreador and Wilco. From January 1999 until he ceased to be the Chief Financial Officer of Wilco in June 2002, he did not receive payment for being the Chief Financial Officer of Wilco.

        Prior to his current position, Mr. FitzGerald, 53, had been Vice President-Exploration and Production for Madison Oil Company from 1993 through December 31, 2001. From 1978 to 1991, he was responsible for exploration in the North Sea, France and Holland for Triton.

        For the business background of Messrs. McLaughlin and Graves, who are directors of Toreador, see “Nominees for Directors” above.

BOARD OF DIRECTORS

        The Board of Directors held four regularly scheduled meetings and one special meeting during 2003. Each director attended at least 75% of such meetings and at least 75% of the meetings of the committees on which he served.

        The Board of Directors has recently adopted Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.toreador.net.

Board Attendance Policy. Toreador encourages all directors to attend Toreador’s annual meetings of stockholders. However, for the Annual Meeting of Stockholders held in June 2003, only two directors attended the Annual Meeting of Stockholders.

COMMITTEES

        Toreador’s Board of Directors has the following standing committees: Executive Committee, Audit Committee, Compensation Committee, Nominating Committee, Corporate Governance Committee and Investment Committee.

        Executive Committee. The Executive Committee is currently composed of Messrs. McLaughlin, Graves, Falb and David Brewer. The Executive Committee is permitted to discharge all the responsibilities of the Board of Directors in the management of the business and affairs of Toreador, except where action of the full Board of Directors is required by statute or by our certificate of incorporation. The Executive Committee held one meeting in 2003.

        Audit Committee. The Audit Committee is currently composed of Messrs. Sanders, McLaughlin, and Kellogg. All members of the Audit Committee are independent, and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. H.R. Sanders, Jr. is an Audit Committee Financial Expert, as that term is defined in Item 401(h)(2) of Regulation S-K. The Audit Committee held five meetings in 2003.

        Toreador’s Board of Directors recently adopted a new Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A and is available on the Company’s website at www.toreador.net.

        The purpose of the Audit Committee is to overview (i) the accounting and financial reporting processes of the Company, (ii) the integrity of the Company’s financial statements and disclosures, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company’s independent auditing firm; (v) the performance of the Company’s internal audit function and independent auditor, (vi) the Company’s internal control systems, and (vii) the Company’s process for monitoring compliance with the Company’s Code of Ethical Conduct and Business Practices.

        The specific functions of the Audit Committee include: (i) selecting, evaluating, reviewing the independence of and approving services provided by the independent auditor, (ii) reviewing the conduct of the audit, (iii) resolving disagreements between the Company’s management and the independent auditor, (iv) reviewing critical accounting policies and practices and any proposed changes thereto, (v) reviewing Form 10-K and Form 10-Q prior to filing, and Toreador’s procedures with respect to press releases containing information regarding financial performance, (vi) overseeing Toreador’s internal audit function, (vii) reviewing and assessing the adequacy of Toreador’s internal control systems, (viii) overseeing compliance with the Code of Ethical Conduct and Business Practices, (ix) approving related party transactions, and (x) preparing the annual audit committee report. More information regarding the functions and performance by the Audit Committee and its membership is set forth in the “Report of Audit Committee,” included in this annual proxy statement.

        Compensation Committee. The Compensation Committee is currently composed of Messrs. Lee, Falb and Sanders. All members of the Compensation Committee are independent, pursuant to the Rule 4200(a)(15) of the NASD listing standards, and are “non-employee directors,” as that term is defined in Rule 16-b(3) under the Exchange Act. The Compensation Committee held one meeting in 2003.

        Toreador’s Board of Directors recently adopted a new Compensation Committee Charter, a copy of which is available on the Company’s website at www.toreador.net.

        The purpose of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to executive compensation. Pursuant to its charter, the specific functions of the Compensation Committee include: (i) reviewing the Company’s compensation strategy; (ii) reviewing and making recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the Chief Executive Officer; (iii) consulting with the Chief Executive Officer to review and make recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the other executive officers; (iv) administering incentive and equity based plans in which the CEO and other executive officers may be participants; (v) reviewing and making recommendations to the Board of Directors regarding compensation paid to the directors; and (vi) preparing the annual report on compensation.

        Nominating Committee. The Nominating Committee is currently composed of Messrs. McLaughlin, Falb, Sanders and Lee. The functions of the Nominating Committee include: (i) recommending to the Board of Directors the nominees for the Board of Directors; and (ii) recommending to the Board of Directors the nominees for the committees of the Board of Directors. The Nominating Committee held one meeting in 2003.

        Toreador’s Board of Directors recently adopted a Nominating Committee Charter, a copy of which is available on the Company’s website at www.toreador.net.

        Corporate Governance Committee. The Corporate Governance Committee, formerly known as the Corporate Standards and Practices Committee, is currently composed of Messrs. Herbert Brewer, Falb, Graves and David Brewer. The function of the Corporate Governance Committee is to review and assess the Company’s Code of Ethical Conduct and Business Practices and the Corporate Governance Guidelines and recommend changes thereto to the Board of Directors. The Corporate Standards and Practices Committee held one meeting in 2003.

        Toreador’s Board of Directors recently adopted a Corporate Governance Committee Charter, a copy of which is available on the Company’s website at www.toreador.net.

        Investment Committee. The Investment Committee is currently composed of Messrs. Falb, Lee, Graves and Herbert Brewer. The function of the Investment Committee is to review all current management investment practices and to evaluate and monitor all existing and proposed Toreador investments. The Investment Committee held no meetings in 2003.

NOMINATIONS TO THE BOARD OF DIRECTORS

Process of Identifying and Evaluating Director Nominees. The Nominating Committee is responsible for identifying and screening candidates for Board membership, using the criteria described below, and recommending director nominees to the Board of Directors. The committee considers various potential candidates for membership on the Board of Directors that come to the attention of the committee through current members of the Board of Directors, stockholders (as described below) or other persons. Additionally, although it did not do so with regard to the nominees for election at the 2004 Annual Meeting of Stockholders, the committee has the authority to retain a search firm and other expert advisors, as it deems necessary, to fulfill its responsibility of identifying candidates for membership on the Board of Directors and determine, on behalf of the Company, such firm’s reasonable fees.

        Each candidate, whether identified by the committee, recommended by a stockholder or otherwise, is evaluated in the same manner and according to the same process. The Nominating Committee assesses the appropriate mix of skills and characteristics required of members of the Board of Directors in the context of the perceived needs of the Board of Directors or any of its committees at a given point in time. The committee evaluates the qualifications of each candidate against the criteria outlined below, as well as any additional criteria it sees fit to consider in making its recommendation to the Board of Directors concerning a candidate’s nomination for election or reelection as a director.

Criteria for Evaluating Director Nominees.

        Criteria that the Nominating Committee uses to consider potential members of the Board of Directors include the following:

•	a candidate’s depth of experience at the policy-making level in business, government or education;

•	the balance of the business interest and experience of the incumbent or nominated directors;
•	a candidate’s availability and willingness to devote adequate time to Board duties;
•	the need for any required expertise on the Board or one of its committees;
•	a candidate’s character and judgment and ability to make independent analytical, probing and other inquiries;
•	the candidate’s willingness to exercise independent judgment;
•	the candidate’s financial independence to ensure such candidate will not be financially dependent on director compensation;and
•	in the case of an incumbent director, such director's past performance on the Board.

        The criteria for nominating directors described above are intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nominations process. The criteria are to be reviewed as often as deemed appropriate and the Company anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change.

Consideration of Stockholder Recommendations of Director Candidates.The Nominating Committee will consider a stockholder’s recommendations concerning possible candidates for nomination to the Board of Director if the stockholder meets the following requirements: (i) the stockholder is entitled to vote for the election of directors at the meeting, (ii) the stockholder is a stockholder of record of not less than 1% of the Company’s outstanding shares of common stock at the time of the recommendation; and (iii) the stockholder submits a written recommendation to: Director Nominations, c/o Corporate Secretary at 4809 Cole Avenue, Suite 108; Dallas, Texas 75205.

        The written submission must include the following information:

•	the name and address, as they appear in the Company’s stock ledger, of the stockholder and the name and address of the beneficial owner of the Company’s shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;
•	the class and number of the shares of stock of the Company that are owned beneficially and of record by the record stockholder and by the beneficial owner of the Company’s shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;
•	any material interest or relationship that such recommending record stockholder and /or the beneficial owner of the Company’s shares of stock, if different from the record stockholder, on whose behalf the recommendation is made, have with the recommended individual;
•	biographical information concerning the recommended individual, including age, employment history (including employer names and a description of the employer’s business);
•	all previous and current board memberships or similar positions held by the recommended individual;
•	any other information that the stockholder believes would aid the committee in its evaluation of the recommended individual;
•	written consent of the recommended individual (i) to stand for election if nominated by the Board of Directors and to serve as director if elected by the Company’s stockholders, (ii) to comply with the expectations and requirements for service on the Board of Directors set forth in the Code of Ethical Conduct and Business Practices, Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members and (iii) to provide all relevant information required to conduct an evaluation; and
•	all other information relating to the recommended individual that may be required by applicable laws.

        If the stockholder’s director nominee is to be considered for election at the Company’s annual meeting of stockholders, the written submission must be received not more than 180 days nor less than 120 days prior to the first anniversary of the Company’s preceding annual meeting of stockholders. If the stockholder’s nominee is to be considered for election at the Company’s special meeting of stockholders or at the Company’s annual meeting of stockholders the date of which changed by more than 30 days from the anniversary date of the Company’s preceding annual meeting of stockholders, the stockholder’s written submission must be received no later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of such meeting of stockholders was mailed or (ii) public disclosure, as defined in the Company’s bylaws, of the date of such meeting of stockholders was made.

        A stockholder may only nominate two candidates to be considered for election to the Board of Directors at each meeting of stockholders at which members of the Board of Directors are to be elected.

Director Nominees for Election at 2004 Annual Meeting. All directors standing for election at the 2004 Annual Meeting of Stockholders are directors currently serving on the Board of Directors who were recommended by the Nominating Committee and were approved by the Board of Directors.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

        Toreador has a process for stockholders to send their communications to the Board of Directors. Any stockholder who desires to contact an individual director, the entire Board of Directors or a committee of the Board of Directors may send a written communication to the Secretary of the Company via email to directors@dfwmail.com or by mail c/o Ms. Gerry Cargile, Corporate Secretary, Toreador Resources Corporation, 4809 Cole Avenue, Suite 108; Dallas, Texas 75205. The Secretary will submit all stockholder communications to the appropriate directors, unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature.

        A stockholder communication relating to the Company’s accounting, internal accounting controls or auditing will be referred to the members of the Audit Committee. The Secretary will send a written acknowledgment to a stockholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement unless such stockholder communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder wishing to contact the directors may do so anonymously; however, stockholders are encouraged to provide the name in which the Company’s shares of stock are held and the number of such shares held.

        The following communications to the directors will not be considered a stockholder communication: (i) communication from a Company’s officer or director; (ii) communication from a Company’s employee or agent, unless submitted solely in such employee’s or agent’s capacity as a stockholder; and (iii) any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

CODE OF CONDUCT

        Toreador has adopted a Code of Ethical Conduct and Business Practices applicable to all directors, officers and employees of the Company, including our Chief Executive Officer and our Chief Financial Officer. The text of the Code of Ethical Conduct and Business Practices is posted on our website at www.toreador.net.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation Table

        The following table sets forth information regarding the compensation awarded to, covered by or paid to (i) G. Thomas Graves III, President and Chief Executive Officer of Toreador, (ii) Douglas W. Weir, Senior Vice President-Chief Financial Officer of Toreador, and (iii) Michael J. FitzGerald, Senior Vice President-Exploration and Operations of Toreador. The table sets forth the information for the time during which such person served as an officer of Toreador. The total cash compensation paid to the officers named below during 2003 was $670,000.

					Long-term Compensation

		Annual Compensation			Awards			Payouts

						Securities			All Other
Name and Principal				Other Annual	Restricted Stock	Underlying		LTIP	Compensation
Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Awards($)	Options/SARs (#)		Payouts ($)	($)

G. Thomas	2003	300,000	–	–	–	–		–	12,853	(2)
Graves III	2002	300,000	–	–	–	–		–	18,102	(3)
Chief Executive	2001	232,500	–	–	–	–		–	17,889	(4)
Officer and
President (1)

Douglas W.	2003	185,000	–	–	–	–		–	–
Weir	2002	185,000	15,000	–	–	–		–	5,616	(7)
Senior Vice	2001	122,667	16,500	–	–	10,000	(6)	–	5,500	(8)
President-Chief
Financial
Officer (5)

Michael J.	2003	185,000	–	–	–	–		–	–
FitzGerald	2002	185,000	50,000	–	–	50,000	(10)	–	–
Senior Vice	2001	–	–	–	–	–		–	–
President-
Exploration and
Opreations(9)

(1)	Mr. Graves became President and Chief Executive Officer of Toreador in July 1998.

(2)	Other compensation consists of (i) premium on a life insurance policy for $8,269, and (ii) premium on a disability insurance policy of $4,584.

(3)	Other compensation consists of (i) premium on a life insurance policy for $8,268, (ii) premium on a disability insurance policy of $4,584, and (iii) Toreador’s 401(k) matching contribution to employee.

(4)	Other compensation consists of (i) premium on a life insurance policy for $8,268, (ii) premium on a disability insurance policy of $4,121, and (iii) Toreador’s 401(k) matching contribution to employee.

(5)	Mr. Weir became Chief Financial Officer of Toreador in February 1999 and Senior Vice President-Chief Financial Officer on December 31, 2001.

(6)	On March 7, 2001, Toreador granted Mr. Weir options to purchase 10,000 shares of its common stock at an exercise price of $5.75 per share. The optioned shares become exercisable in three equal portions on the first, second and third anniversaries of the grant date, and cannot be exercised after March 7, 2011.

(7)	Other compensation consists of Toreador’s 401(k) match to employee.

(8)	Other compensation consists of Toreador’s 401(k) match to employee.

(9)	Mr. FitzGerald became Senior Vice President-Exploration and Operations of Toreador on December 31, 2001.

        (10) On February 14, 2002, Toreador granted Mr. FitzGerald options to purchase 50,000 shares of its common stock at an exercise price of $5.00 per share. The optioned shares become exercisable in three equal portions on the first, second and third anniversaries of the grant date, and cannot be exercised after February 14, 2012.

Option Grants and Exercises

        There were no grants of stock options in 2003 to Messrs. Graves, Weir and FitzGerald.

        The following table summarizes the number and value of options exercised during 2003, if any, as well as the number and value of unexercised options, as of December 31, 2003, held by Messrs. Graves, Weir and FitzGerald.

AGGREGATED OPTION EXERCISES IN 2003 AND DECEMBER 31,2003 OPTION VALUE

Number of Securities
	Shares		Underlying
	Acquired		Unexercised	Value of Unexercised In the
	on	Value	Options/SARS at FY	Money Options/SARS at
	Exercise	Realized	End (#) Exercisable	FY End ($)(1)
Name	(#)	($)	/Unexercisable	Exercisable/Unexercisable

G. Thomas Graves III	-	-	300,000/0	$110,000/0
Michael J. FitzGerald	-	-	33,333/16,667	0/0
Douglas W. Weir	-	-	65,000/0	5,000/0

(1)	The closing sales price per share of Toreador’s common stock on December 31, 2003 was $4.65 as reported by The Nasdaq National Market.

Employment Agreements

        In September 2001, Madison Oil Company and Mr. FitzGerald executed an employment agreement, pursuant to which Mr. FitzGerald agreed to remain as Vice President-Exploration and Operations. The employment agreement sets forth Mr. FitzGerald’s annual salary of $185,000 and provides that if his employment terminates for any reason other than for cause or a voluntary resignation and he executes a standard termination agreement upon termination, he will receive his monthly salary for twelve months following his termination and 50% of his unvested stock options would vest on the termination date and he would have one year from the date of his termination to exercise his vested stock options. When Madison merged with Toreador, Toreador assumed the liabilities under this employment agreement.

Change in Control Arrangements

        The Amended and Restated 1990 Stock Option Plan and the 2002 Stock Option Plan provide that, in the event of a “Change in Control” of Toreador (as defined below), then, notwithstanding any other provision in the Amended and Restated 1990 Stock Option Plan or the 2002 Stock Option Plan to the contrary, all unmatured installments of outstanding stock options will automatically be accelerated and exercisable in full. This acceleration of exercisability will not apply to a stock option granted to any participant other than non-employee directors if any surviving acquiring corporation agrees to assume such stock option in connection with the Change in Control. The Amended and Restated 1994 Non-Employee Director Stock Option Plan provides that, in the event of a “Change in Control” of Toreador (as defined below), then, the maturity of all options then outstanding under the Amended and Restated 1994 Non-Employee Director Stock Option Plan will accelerate automatically.

        A Change of Control is defined in the Amended and Restated 1990 Stock Option Plan, the 2002 Stock Option Plan and the Amended and Restated 1994 Non-Employee Director Stock Option Plan as any one of the following: (i) during any period of two (2) consecutive years, individuals who, at the beginning of such period constituted the entire board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by Toreador’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (ii) any person or group of persons (i.e., two or more persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of equity securities of Toreador) (other than any “group” deemed to exist by virtue of aggregating the number of securities beneficially owned by any or all of the current directors of Toreador (and the “Affiliates” of such directors (as defined below) serving as such as of the date of the plan (collectively, the “Exempt Group”))) together with his or its Affiliates, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting power of Toreador’s then outstanding securities entitled generally to vote for the election of Toreador’s directors; (iii) the merger or consolidation of Toreador with or into any other entity if Toreador is not the surviving entity (or Toreador is the surviving entity but voting securities of Toreador are exchanged for securities of any other entity) and any person or group of persons (other than the Exempt Group), together with his or its Affiliates, is the beneficial owner, directly or indirectly, of 50.1% or more of the surviving entity’s then outstanding securities entitled generally to vote for the election of the surviving entity’s directors; or (iv) the sale of all or substantially all of the assets of Toreador or the liquidation or dissolution of Toreador. Affiliate is defined in the Amended and Restated 1990 Stock Option Plan, the 2002 Stock Option Plan and the Amended and Restated 1994 Non-Employee Director Stock Option Plan to mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

Compensation of Directors

        Toreador pays each non-employee director $2,000 for each regularly scheduled Board of Directors meeting such director attends and reimburses directors for reasonable travel expenses. Toreador pays each non-employee director $1,500 for each telephonic Board of Directors meeting in which such director participates. Toreador pays each member of the committees of the Board of Directors $1,500 per meeting such member attends, unless the committee meeting is held in conjunction with a meeting of the Board of Directors, in which case Toreador pays $500. Additionally, Toreador pays an annual stipend of $12,000 to each director.

        On June 19, 2003, each non-employee director other than Mr. Simons serving on such date received an option to purchase 15,000 shares of Common Stock at an exercise price of $3.10 per share. The optioned shares become exercisable in three equal portions on the first, second and third anniversaries of the grant date, and cannot be exercised after June 19, 2013.

Compensation Committee Interlocks and Insider Participation

        During 2003, the members of the compensation committee were Messrs. Simons, Lee, Sanders, Herbert Brewer and Falb. Mr. Lee, a Toreador director, is principal stockholder and Chairman of Wilco. Mr. Graves, a director and President and Chief Executive Officer of Toreador, was a director of Wilco until May 2003 and served as the President of Wilco until June 2002.

        In 2003, Mr. Lee and Wilco acquired an aggregate of $1,025,000 of Toreador’s Series A-1 Convertible Preferred Stock. The Series A-1 Convertible Preferred Stock has an annual dividend rate of 9.0% and may be converted into Toreador common stock by the holder at a conversion price of $4.00 per share.

        From July 12, 2001 until Madison Oil Company was acquired by Toreador on December 31, 2001, Herbert Brewer was the President and Chief Executive Officer of Madison Oil Company. In 2003, Madison Oil Company, a Toreador subsidiary, paid PHD Partners approximately $216,000 as interest on the Amended and Restated Convertible Debenture previously issued by Madison Oil Company to PHD Partners. The Amended and Restated Convertible Debenture has a principal amount of $2,159,746, matures on March 31, 2006 and bore an interest rate of 10% until March 31, 2004. Effective March 31, 2004, the parties entered into a Second Amended and Restated Convertible Debenture which, among other amendments, lowered the interest rate to 6%, eliminated Toreador’s right under certain circumstances to force a conversion of the principal into shares of common stock prior to maturity and eliminated Toreador’s right to prepay any principal. Interest can be paid in cash or in Toreador common stock. The Amended and Restated Convertible Debenture is convertible into Toreador common stock at the option of PHD Partners at a conversion price of $6.75. Herbert Brewer is an approximately 66.67% limited partner in PHD Partners. David Brewer is an approximately 33.33% limited partner in PHD Partners and the general partner of PHD Partners is an entity owned 100% by David Brewer.

        SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth information as of December 31, 2003 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans
approved by security holders	1,515,940	$ 4.43	484,060

Equity compensation plans not
approved by security holder	–	–	–

Total	1,515,940	$ 4.43	484,060

(i)	Pursuant to the Agreement and Plan of Merger dated as of October 3, 2001 relating to the acquisition of Madison Oil Company, certain warrants of Madison Oil Company became warrants to acquire common stock of Toreador. As of December 31, 2003, there were warrants outstanding exercisable into 23,010 shares of Toreador common stock with a weighted-average exercise price of $6.23.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The responsibilities of the Compensation Committee of the Board of Directors include: (i) reviewing the Company's compensation strategy; (ii) reviewing and making recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the Chief Executive Officer; (iii) consulting with the Chief Executive Officer to review and make recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the other executive officers; (iv) administering incentive and equity based plans in which the CEO and other executive officers may be participants; (v) reviewing and making recommendations to the Board of Directors regarding compensation paid to the directors; and (vi) preparing the annual report on compensation. The Compensation Committee is composed of Messrs. Lee, Falb and Sanders.

Executive Compensation: Philosophy and Program Components

        Toreador's philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to Toreador's success and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of executive compensation are: base salary, cash bonuses and stock options. Stock options are made available to key employees. Executives also participate in certain benefit plans available to all salaried employees. Toreador believes that a portion of the executive officers' compensation should be placed at risk and, in keeping with that objective; a portion of the compensation package is comprised of a performance-based cash bonus. Incentive stock options awarded from time to time under the stock option plan are another risk-related compensation element. Toreador believes that employee ownership of its stock is one of the most efficient ways to align employee and stockholder interests in the mutual goal of creating stockholder value.

Base Salary and Bonus

        In 2003, base salaries and bonuses for executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account, among other items, the individual's initiative, contributions to Toreador's overall performance, and handling of special projects. Base salaries for executive officers generally are reviewed periodically for possible adjustment, but are not necessarily changed that often.

Stock Option Plan Awards

        In September 1998, the Board of Directors adopted the Amended and Restated 1990 Stock Option Plan which was amended effective May 30, 2002, and in October 2001, the Board of Directors adopted effective December 31, 2001 the 2002 Stock Option Plan. The purpose of the Amended and Restated 1990 Stock Option Plan and the 2002 Stock Option Plan is to provide an incentive for officers, key employees and key consultants of Toreador or its affiliates, to extend to them the opportunity to acquire a proprietary interest in Toreador so that they will apply their best efforts for the benefit of Toreador, and to aid Toreador in attracting able persons to enter the service of Toreador and its affiliates. It was further intended that the options granted pursuant to the Amended and Restated 1990 Stock Option Plan or the 2002 Stock Option Plan will be either incentive stock options or nonqualified stock options.

        The Compensation Committee from time to time selects the particular officers, key employees, and key consultants of Toreador and its affiliates to whom the stock options are to be granted and/or distributed in recognition of each such participant's contribution to Toreador's or the affiliate's success. At various times in the past, Toreador has adopted certain broad-based employee benefit plans in which the executive officers and other key management employees have been permitted to participate, including the employees' 401(k) savings plan and the life and health insurance benefit plans available to all salaried employees. Other than with respect to Toreador common stock held as an investment option under the 401(k) savings plan, benefits under these plans are not directly or indirectly tied to Toreador's performance.

Chief Executive Officer Compensation

        The Compensation Committee has awarded Mr. Graves, President and Chief Executive Officer of Toreador, a base salary of $360,000 for 2004. As with all executive officers, Mr. Graves's compensation is linked to individual performance and Toreador's profitability.

By the Compensation Committee:

William I. Lee
Peter L. Falb
H.R. Sanders, Jr.

AUDIT COMMITTEE REPORT

        The Toreador Board of Directors recently adopted a new Audit Committee Charter which sets forth that the responsibilities include: (i) selecting, evaluating, reviewing the independence of and approving services provided by the independent auditor, (ii) reviewing the conduct of the audit, (iii) resolving disagreements between the Company's management and the independent auditor, (iv) reviewing critical accounting policies and practices and any proposed changes thereto, (v) reviewing Form 10-K and Form 10-Q prior to filing, and Toreador's procedures with respect to press releases containing information regarding financial performance, (vi) overseeing Toreador's internal audit function, (vii) reviewing and assessing the adequacy of Toreador's internal control systems, (viii) overseeing compliance with the Code of Ethical Conduct and Business Practices, (ix) approving related party transactions, and (x) preparing the annual audit committee report. In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003, with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with Hein + Associates, LLP, its independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Toreador's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Toreador, including the matters in the written disclosures and the letter provided to Toreador by the independent auditors, as required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with Toreador's independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Toreador's internal controls, and the overall quality of Toreador's financial reporting. The Audit Committee held five meetings during 2003.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ending December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also approved the selection of Hein + Associates, LLP as Toreador's independent auditors.

By the Audit Committee:

H.R. Sanders, Jr.
John Mark McLaughlin
Thomas P. Kellogg, Jr.

March 29, 2004

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative return on the Common Stock over the period commencing December 31, 1998 and ending December 31, 2003, with the Nasdaq Market Value Index and the Media General Independent Oil and Gas Industry Group Index. Each index assumes $100 invested at the close of trading on December 31, 1998 and reinvestment of dividends.

	1998	1999	2000	2001	2002	2003
Toreador Resources Corp.	100	140	196	147	80	149
MG Group Index	100	140	203	166	174	271
NASDAQ Market Index	100	176	111	88	62	93

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG TOREADOR RESOURCES CORPORATION, MG GROUP INDEX AND NASDAQ
MARKET INDEX

CUMULATIVE TOTAL RETURN

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Amended and Restated Convertible Debenture

        In connection with the acquisition of Madison, Madison entered into an Amended and Restated Convertible Debenture in the amount of $2,159,746 with PHD Partners, the general partner of which is an entity owned 100% by David Brewer. Also, David Brewer is an approximately 33.33% limited partner in PHD Partners and Herbert Brewer is an approximately 66.67% limited partner in PHD Partners. In 2003, Madison paid PHD Partners approximately $216,000 as interest. The Amended and Restated Convertible Debenture matures on March 31, 2006, and bore an interest rate of 10% until March 31, 2004. Effective March 31, 2004, the parties entered into a Second Amended and Restated Convertible Debenture which, among other amendments, lowered the interest rate to 6%, eliminated Toreador’s right under certain circumstances to force a conversion of the principal into shares of common stock prior to maturity and eliminated Toreador’s right to prepay any principal. The Amended and Restated Convertible Debenture is convertible into Toreador common stock at the option of PHD Partners at a conversion price of $6.75 per share.

Series A-1 Convertible Preferred Stock

        In 2003, Mr. Lee and Wilco purchased $1,025,000 of Toreador’s Series A-1 Convertible Preferred Stock. The Series A-1 Convertible Preferred Stock has an annual dividend rate of 9.0% and may be converted into Toreador common stock by the holder at a conversion price of $4.00 per share.

        In December 2003, Mr. James Anderson purchased $1,000,000 of Toreador’s Series A-1 Convertible Preferred Stock. This purchase resulted in Mr. Anderson becoming a greater than 5% beneficial owner of the common stock.

Relationship between H.R. Sanders, Jr. and Herschel Sanders

        Herschel Sanders is Toreador's Vice President-Land and is the son of H.R. Sanders, Jr., a Toreador director. In 2003, Herschel Sanders received a total salary of $135,000 and his 2004 salary is set at $150,000.

Relationship between William I. Lee and Frederic Auberty

        Frederic Auberty is Toreador’s Vice President-International Operations and is the step-son of William I. Lee, a Toreador director. In 2003, Frederic Auberty received a total salary of $115,000 and his 2004 salary is set at $125,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of Toreador, and persons who own more than ten percent of the common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and persons who own more than ten percent of the common stock are required by SEC regulations to furnish Toreador with copies of all Section 16(a) forms they file.

        To Toreador’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2003, Toreador complied with all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders except as set forth below. For each of the following persons, the number of transactions not reported on a timely basis on Form 4‘s is as follows: Lee (3), Herbert Brewer (1), Dane (1), Falb (1), FitzGerald (1), and Sanders (1).

AUDITORS

        Hein + Associates LLP was selected as Toreador’s independent accountant. Toreador appointed Hein + Associates LLP as its principal independent accountant on September 23, 2003 and selected it to audit the financial statements of Toreador for the year ended December 31, 2004. During the fiscal year ended by December 31, 2003, Ernst & Young LLP served as Toreador’s independent accountant until its dismissal, September 23, 2003.

        A representative of Hein + Associates LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate stockholder questions.

Change of Independent Auditors.

         On September 23, 2003, the Audit Committee and the Board of Directors approved the dismissal of Toreador’s independent accountant, Ernst & Young LLP. Ernst & Young LLP’s report on Toreador’s financial statements for the year ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2001 and 2002, and during the subsequent interim period through the date of dismissal, September 23, 2003, there were not any disagreements between Toreador and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report.

        Also on September 23, 2003, based upon approval of the Audit Committee and the Board of Directors, Toreador engaged the firm of Hein + Associates LLP to be the Company’s independent accountant. Toreador did not consult with Hein + Associates LLP at any time prior to September 23, 2003 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statement prior to engaging Hein + Associates LLP.

Fees Paid to Ernst & Young LLP and Hein + Associates LLP Related to Fiscal 2003 and 2002.

	2003		2002
	Hein + Associates LLP	Ernst & Young LLP	Ernst & Young LLP
Audit Fees(1)	$ 8,000	$ 233,105	$ 160,709
Tax Fees(2)	–	153,400	122,817
All Other Fees(3)	–	45,076	123,766

	$ 8,000	$ 431,581	$ 407,292

(1)	Represents fees billed for audit of Toreador’s annual financial statements included in Form 10-K and review of quarterly financial statements included in Forms 10-Q.
(2)	Principally represents fees billed for tax planning and preparation.
(3)	Principally represents fees billed for services pertaining to corporate restructuring and sales and acquisitions of properties.

        The Audit Committee has considered and determined that Hein + Associates LLP’s services under the category “All Other Fees” were compatible with Hein + Associates LLP’s maintaining its independence.

Pre-Approval Policies.

        As required by the Sarbanes-Oxley Act, all audit and non-audit services performed by Hein + Associates LLP must be pre-approved by Toreador’s Audit Committee unless the pre-approval provision is waived in applicable securities rules and regulations of the SEC. The Audit Committee may delegate to one or more members of the Committee the authority to grant pre-approval of non-audit services. The decision of any member to whom such authority is delegated to pre-approve non-audit services will be presented to the full Audit Committee for its approval at its next scheduled meeting.

        None of the services disclosed under “Tax Fees” or “All Other Fees” were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the SEC.

STOCKHOLDERS’ PROPOSALS

        It is currently contemplated that Toreador’s 2005 Annual Meeting of Stockholders will take place on May 19, 2005. Any stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders, and who wishes to have a proposal included in Toreador’s proxy statement for that meeting, must deliver the proposal to Toreador’s Secretary at Toreador’s offices in Dallas, Texas, for receipt not later than December 24, 2004. A stockholder proposal submitted outside of the processes established in Regulation 14a-8 promulgated by the SEC will be considered untimely after January 20, 2005. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

        A record of the Company’s activities is contained in the enclosed 2003 Annual Report to stockholders.

By order of the Board of Directors, /s/ John Mark McLaughlin John Mark McLaughlin Chairman of the Board of Directors

APPENDIX A

TOREADOR RESOURCES CORPORATIONAUDIT
COMMITTEE CHARTER

This Audit Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and establishes the authority and responsibilities delegated to it by the Board.

1.    Purpose

The Committee has oversight of (i) the accounting and financial reporting processes of the Company, (ii) the integrity of the Company’s financial statements and disclosures, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company’s independent auditing firm (the “External Auditor”), (v) the performance of the Company’s internal audit function and External Auditor, (vi) the Company’s internal control systems, and (vii) the Company’s process for monitoring compliance with the Company’s Code of Ethical Conduct and Business Practices.

2.    Committee Members

2.1. Composition, Appointment and Removal

The Committee shall consist of three (3) or more members of the Board that meet the requirements specified in Section 2.2 below. The Board shall appoint the members and the Chairperson of the Committee on the recommendation of the Nominating Committee. Membership on the Committee shall rotate at the Board’s discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause.

2.2. Independence

Each member of the Committee must meet the independence requirements of the NASDAQ Stock Market Marketplace Rules (“NASDAQ”) and applicable state and federal law, including the rules and regulations of the Securities and Exchange Commission (“SEC”).

Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee.

At least one (1) member of the Committee must be a “financial expert” to the extent required and as defined by the rules and regulations of the SEC.

3.    Funding

The Committee shall have the authority to determine, on behalf of the Company, the compensation of the External Auditor for its services in rendering an audit report and any Advisors employed by the Company pursuant to Section 10. In addition, the Committee must determine the amount of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, for which the Company must allocate appropriate funding.

4.     Responsibilities of the Committee

4.1. Selection of External Auditor

Subject to stockholder ratification, if such ratification is required by applicable law or the certificate of incorporation or the bylaws of the Company, the Committee shall have sole responsibility for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all audit and engagement fees.

4.2. Evaluation of External Auditor

The Committee shall annually, following the completion of the Audit Reports and at such other times as it deems appropriate, evaluate the performance of the External Auditor, including a specific evaluation of the External Auditor’s lead (or coordinating) audit partner having primary responsibility for the Company’s audit.

4.3. Committee Pre-Approval

No audit services or non-audit services shall be provided to the Company by the External Auditor unless first pre-approved by the Committee and unless permitted by applicable securities laws and the rules and regulations of the SEC.

Pre-approval shall not be required for non-audit services provided by the External Auditor, if

(i)	the aggregate amount of all such non-audit services provided to the Company constitutes not more than the five percent (5%) of the total amount of revenues paid by the Company to the External Auditor during the fiscal year in which such non-audit services are provided;

(ii)	such non-audit services were not recognized by the Company at the time of the External Auditor’s engagement to be non-audit services; and

(iii)	such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

The Committee may delegate to one (1) or more members of the Committee the authority to grant pre-approval of non-audit services required by this Section. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Committee for its approval at its next scheduled meeting.

4.4. Review of Independence of External Auditor

The Committee shall periodically meet with management and the External Auditor to assess and satisfy itself that the External Auditor is “independent” in accordance with the rules and regulations of the NASDAQ and the SEC. The Committee shall annually obtain from the External Auditor a written statement delineating:

(i)	all relationships between the External Auditor and the Company that may impact the External Auditor’s objectivity and independence;

(ii)	confirmation that none of the Company’s CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position to any of the foregoing for the Company, was employed by such External Auditor and participated in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged; and

(iii)	the all disclosures required by Independence Standards Board Standard No. 1 or any similar requirements to the extent applicable.

In addition, the Committee shall be responsible for:

(a)	actively engaging in a dialogue with the External Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the External Auditor;

(b)	ensuring the rotation of the lead (or coordinating) audit partner as required by law;

(c)	recommending to the Board policies for the Company’s hiring of employees or former employees of the External Auditor who participated in any capacity in the audit of the Company; and

(d)	recommending that the Board take appropriate action in response to the External Auditor’s report to satisfy itself of the External Auditor’s independence.

4.5. Review of Conduct of Audit

The Committee shall review with the External Auditor its plans for, and the scope of, its annual audit and other examinations and discuss with the External Auditor the matters required to be discussed under Statement on Auditing Standards No. 61.

The Committee shall assess with management and the External Auditor any problems or difficulties encountered in connection with the audit process, including any restrictions on the scope of the External Auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but that were passed (as immaterial or otherwise), any communications between the External Auditor’s team assigned to the Company’s audit and the External Auditor’s national office respecting auditing or accounting issues presented by the Company’s audit, and any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

4.6. Disagreements with Management

The Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

4.7. Financial Statements and Disclosure Oversight

The Committee shall review with management and the External Auditor the following:

(i)	the reports required to be prepared by the External Auditor under Section 10A(k) of the Exchange Act regarding (a) all critical accounting policies and practices used by the Company and (b) all alternative treatments of the Company’s financial information within the Generally Accepted Accounting Principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor;

(ii)	all significant changes to be made in the Company’s accounting principles and practices;

(iii)	all “special-purpose” entities of the Company and all complex financing transactions involving the Company, including all related off-balance sheet accounting matters;

(iv)	prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein;

(v)	the Company’s procedures with respect to press releases that contain information regarding the Company’s historical or projected financial performance and the provision of any such information, earnings guidance or other financial information to a financial analyst or rating agency; and

(vi)	all other material written communications between the External Auditor and management, such as any management letter or schedule of unadjusted differences.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management and the External Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

4.8. Internal Audit Process

The Committee shall oversee the Company’s internal audit function and review the plans for the internal audit activities.

4.9. Internal Controls and Compliance Policies

The Committee shall review and assess with management and the External Auditor the adequacy of the Company’s internal control systems, the Company’s policies on compliance with laws and regulations, and the methods and procedures for monitoring compliance with such policies, and shall recommend improvements of such controls, policies, methods and procedures.

The Committee shall review with management and the External Auditor, prior to its annual filing, the internal control report that is required to be filed by the Company with the SEC on Form 10-K. Beginning with the year ended December 31, 2005, the Committee shall annually obtain from the External Auditor a written report in which the External Auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

4.10. Risk Assessment and Risk Management

The Committee shall discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken by management. The Committee shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

4.11. Review of Other Matters

The Committee shall review recommendations made by the External Auditor and such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

5.    Compliance with Code of Ethical Conduct and Business Practices

The Committee shall review compliance with the Company’s Code of Ethical Conduct and Business Practices. The Committee shall not have the power to grant waivers to the Code of Ethical Conduct and Business Practices. Any waiver of the Code of Ethical Conduct and Business Practices with respect to a director or executive officer may only be granted by the Board.

6.     Approval of Related Party Transactions

The Company shall not enter into a related party transaction unless such transaction is approved by the Committee after a review of the transaction by the Committee for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K.

7.     Meetings of the Committee

The Committee shall meet at least once per fiscal quarter, or more frequently as it may determine necessary, to comply with the responsibilities as set forth herein. The Committee may request any officer or employee of the Company, the Company’s outside legal counsel or External Auditor to attend a meeting of the Committee or to meet with any members of, or advisors of the Committee. The Chairperson of the Committee shall, in consultation with other members of the Committee, the External Auditor and the appropriate officers of the Company, be responsible for ensuring sufficient meetings of the Committee are held and supervising the conduct thereof. The Chairperson may call a special meeting at any time he or she deems advisable.

The Committee may meet periodically with management and the External Auditor in separate executive sessions to discuss any matter that the Committee, management or the External Auditor believe should be discussed privately.

The Committee should keep minutes of each meeting to document the discharge by the Committee of its responsibilities.

8     Reports and Assessments

8.1. Proxy Statement Report

The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

8.2. Board Reports

The Committee shall report regularly to the Board and such report shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s External Auditor and the performance of the Company’s internal audit function.

8.3. Charter Assessment

The Committee shall annually assess, with assistance of management and outside legal counselor, the adequacy of this Charter.

9.     Procedures for Receipt of Complaints

The Committee shall establish procedures for the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

10.     Advisors

The Committee shall have the authority to retain, at the Company’s expense, independent legal, financial and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities.

11.     Investigations and Information

The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and the External Auditor to meet with the Committee and any of its Advisors and to respond to their inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

PROXY

TOREADOR RESOURCES CORPORATION
4809 COLE AVENUE
SUITE 108
DALLAS, TEXAS 75205

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING ON MAY 20, 2004

        The undersigned hereby constitutes and appoints G. Thomas Graves III and Douglas W. Weir, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Toreador Resources Corporation held of record by the undersigned on April 2, 2004, at the Annual Meeting of Stockholders to be held at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 2900, Dallas, Texas 75202, on Thursday, May 20, 2004, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated April 2, 2004 and the proxy statement accompanying such notice.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR AND (II) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

Please mark your votes as in this example. [ X ]

1.	Election of Directors

FOR all nominees listed below (except as marked to the contrary below) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

David M. Brewer	Herbert L. Brewer	Peter L. Falb
G. Thomas Graves III	Thomas P. Kellogg, Jr.	William I. Lee
John Mark McLaughlin	H.R. Sanders, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

_________________

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.

SIGNATURE(S)                                                                                                                  DATE:

NOTE:	Please sign exactly as your name appears herein. Joint owners should each sign. When signing as executor, administrator, trustee or guardian, please indicate your full title as such.